Exhibit 10.23

PLAN AND AGREEMENT OF MERGER

OF

SHARPS TECHNOLOGY, INC.

(a Wyoming corporation)

AND

SHARPS TECHNOLOGY, INC.

(a Nevada corporation)

PLAN AND AGREEMENT OF MERGER by and between SHARPS TECHNOLOGY, INC., a Wyoming corporation (“Sharps Wyoming”), and SHARPS TECHNOLOGY, INC., a Nevada corporation (“Sharps Nevada”).

WHEREAS, Sharps Wyoming is a business corporation of the State of Wyoming;

WHEREAS, the total number of shares of stock which Sharps Wyoming has authority to issue is 50,010,000 shares, consisting of 50,000,000 shares of common stock, par value $0.0001 (“Sharps Wyoming Common Stock”), and 10,000 shares of preferred stock, par value $0.001 (1 share of which is designated Series A Preferred Stock (“Sharps Wyoming Series A Preferred Stock”);

WHEREAS, Sharps Nevada is a business corporation of the State of Nevada;

WHEREAS, the total number of shares of stock which Sharps Nevada has authority to issue is 101,000,000, consisting of 100,000,000 shares of common stock, par value $0.0001 par value (“Sharps Nevada Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 par value (1 share of which is designated Series A Preferred Stock (“Sharps Nevada Series A Preferred Stock”));

WHEREAS, the Wyoming Business Corporation Act permits a merger of a business corporation of the State of Wyoming with and into a business corporation of another jurisdiction;

WHEREAS, the Revised Statutes of the State of Nevada permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada;

WHEREAS, Sharps Wyoming and Sharps Nevada and the respective Boards of Directors thereof declare it advisable and in the best interests of said corporations and their stockholders, as applicable, to merge Sharps Wyoming with and into Sharps Nevada pursuant to the provisions of the Wyoming Business Corporation Act and pursuant to the provisions of the Revised Statutes of the State of Nevada upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto hereby determine and agree as follows.

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ARTICLE I

MERGER

1.1. CONSTITUENT CORPORATIONS. The name and jurisdiction of organization of each of the constituent corporations are set forth in the recitals above.

1.2. SURVIVING CORPORATION. Sharps Nevada shall be the surviving corporation. The Articles of Incorporation, bylaws, officers and directors of Sharps Nevada shall survive the merger without amendment or revision and be the Articles of Incorporation, bylaws, officers and directors of the surviving corporation.

1.3. MERGER. On the Effective Date (as hereinafter set forth) and subject to the terms and conditions of this Agreement, the applicable provisions of the Wyoming Business Corporation Act (“Wyoming Law”), and the applicable provisions of Title 7, Chapter 78 and Chapter 92A of the Nevada Revised Statutes (“Nevada Law”), Sharps Wyoming is merged with and into Sharps Nevada. The separate existence of Sharps Wyoming shall cease on and after the Effective Date.

ARTICLE II

EXCHANGE AND CONVERSION OF SHARES

2.1. CONVERSION OF CAPITAL STOCK. On the Effective Date, (i) every 3.5 issued and outstanding shares of Sharps Wyoming Common Stock shall be converted into the right to receive one fully paid and non-assessable share of Sharps Nevada Common Stock, and (ii) each issued and outstanding share of Sharps Wyoming Series A Preferred Stock shall be converted into the right to receive one fully paid and non-assessable share of Sharps Nevada Series A Preferred Stock.

2.2. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued by Sharps Nevada as a result of the merger. Each fractional share that would otherwise result from the merger shall be cancelled and returned to the authorized and unissued capital stock of Sharps Nevada and one full share of Sharps Nevada Common Stock shall be issued in its place.

2.3. NO MANDATORY EXCHANGE. Notwithstanding the provisions of NRS 78.250, any certificate representing shares of Sharps Wyoming shall be surrendered to Sharps Nevada for cancellation and exchanged for certificates representing shares of Sharps Nevada Common Stock. Any stock represented by certificates that have not been so surrendered and exchanged shall be entitled to notice of and vote on any matters on which the shareholders of Sharps Nevada are entitled to vote and shall be entitled to receive any distributions on Sharps Nevada capital stock.

2.4. NO EXISTING SHARES OF SHARPS NEVADA. It is acknowledged and agreed that as of the Effective Date (prior to the effectuation of the merger hereunder), there will be no outstanding shares of capital stock of Sharps Nevada.

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ARTICLE III

ADDITIONAL COVENANTS AND AGREEMENTS

3.1. SUBMISSION TO SERVICE IN WYOMING. Sharps Nevada agrees that it may be served with process in the State of Wyoming in any proceeding for enforcement of any obligation of Sharps Nevada arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 17-16-1321 of the Wyoming Business Corporation Act, and irrevocably appoints the Secretary of State of Wyoming as its agent to accept services of process in any such suit or proceeding.

3.2. COOPERATION. The parties hereto will cause to be executed and filed and recorded any document or documents prescribed by Wyoming Law or Nevada Law, and that they will cause to be performed all necessary acts within the State of Wyoming and the State of Nevada and elsewhere to effectuate the merger herein provided for.

3.3. ADDITIONAL ASSURANCES. Sharps Wyoming hereby appoints the officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

ARTICLE IV

EFFECTIVE DATE

4.1. EFFECTIVE DATE. The effective date in the State of Wyoming and the State of Nevada, shall be on the date of the last to occur:

●	the first day after the duly recorded affirmative stockholder vote that authorized the merger in accordance with applicable law;

●	the filing and acceptance of articles of merger with the Secretary of State of Wyoming in accordance with Wyoming Law or at such later time as is agreed to by the parties hereto and specified in the articles of merger; or

●	the filing and acceptance of articles of merger with the Secretary of State of Nevada in accordance with Nevada Law or at such later time as is agreed to by the parties hereto and specified in the articles of merger.

4.2. TERMINATION. Notwithstanding the full approval and adoption of this Agreement, the said Agreement may be terminated by either party at any time prior to the Effective Date.

4.3. AMENDMENT. Notwithstanding the full approval and adoption of this Agreement, this Agreement may be amended at any time and from time to time prior to the Effective Date except that, without the approval of stockholders of Sharps Wyoming in accordance with Wyoming Law, no such amendment may (a) change the rate of exchange for any shares of Sharps Wyoming or the types or amounts of consideration that will be distributed to the holders of the shares of stock of Sharps Wyoming; (b) change any term of the Articles of Incorporation of Sharps Nevada; or (c) adversely affect any of the rights of the stockholders of Sharps Wyoming.

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ARTICLE V

MISCELLANEOUS

5.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may have different signatures and be signed at different times. When all parties have signed at least one counterpart, each counterpart shall be deemed complete and shall constitute the same instrument.

5.2. ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement with respect to the matter set forth herein and is intended to contain all of the terms of such agreement without the need to refer to other documents. There are no other understandings, written or oral, among the parties with respect to the matter set forth herein.

5.3. AMENDMENT. This Agreement may not be amended except by a written instrument signed by the parties hereto.

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IN WITNESS WHEREOF, this Agreement is hereby executed upon behalf of each of the parties thereto this 22nd day of March, 2022.

SHARPS TECHNOLOGY, INC.		SHARPS TECHNOLOGY, INC.
A Wyoming corporation		A Nevada corporation

By:	/s/ Alan Blackman	By:	/s/ Alan Blackman
Name:	Alan Blackman	Name:	Alan Blackman
Title:	Co-Chairman & Chief Operating Officer	Title:	Co-Chairman & Chief Operating Officer

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